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                                                                   EXHIBIT 11.1


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                                         YEAR ENDED DECEMBER 31
                                                                                 -------------------------------------
                                                                                    1996         1997          1998
                                                                                 ----------   ----------   -----------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS

Net earnings (loss) from continuing operations ...............................   $    5,906   $    6,288   $   (203,346)
Dividends on preferred stock applicable to continuing operations(1) ..........           --           --             --
                                                                                 ----------   ----------   ------------
Net earnings (loss) from continuing operations applicable to common stock ....   $    5,906   $    6,288   $   (203,346)
                                                                                 ==========   ==========   ============
Basic earnings (loss) from continuing operations per common share ............   $     0.29   $     0.29   $      (7.94)
                                                                                 ==========   ==========   ============
Diluted earnings (loss) from continuing operations per common share ..........   $     0.29   $     0.28   $      (7.94)
                                                                                 ==========   ==========   ============

NET EARNINGS (LOSS)

Net earnings (loss) ..........................................................   $    5,906   $    6,288   $   (203,346)
Dividends on preferred stock .................................................         --           --             --
Net earnings (loss) applicable to common stock ...............................   $    5,906   $    6,288   $   (203,346)
                                                                                 ==========   ==========   ============
Basic earnings (loss) per common share .......................................   $     0.29   $     0.29   $      (7.94)
                                                                                 ==========   ==========   ============
Diluted earnings (loss) per common share .....................................   $     0.29   $     0.28   $      (7.94)
                                                                                 ==========   ==========   ============

Basic weighted average common shares outstanding .............................   20,178,917   21,692,804     25,603,512
                                                                                 ==========   ==========   ============
Diluted weighted average common shares outstanding ...........................   20,341,568   22,333,903     25,603,512
                                                                                 ==========   ==========   ============


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